UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2012

Independence Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On January 25, 2012, Charles D. Walters notified the Board of Directors of Independence National Bank (the “Bank”), the bank subsidiary of Independence Bancshares, Inc. (the “Company”), of his resignation as a director of the Bank, effective immediately.  Mr. Walters indicated that his resignation was due to health reasons and did not result from any disagreements with the Bank over matters relating to the Bank’s operations, policies, or practices.  Mr. Walters will continue to serve as an active member of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

	By:	/s/ Lawrence R. Miller
	Name:	Lawrence R. Miller
	Title:	Chief Executive Officer

Dated: January 31, 2012